EXHIBIT 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

M&T BANK CORPORATION

Under Section 807 of the Business Corporation Law

The undersigned, being the President and Chief Operating Officer and Senior Vice President and Corporate Secretary of M&T Bank Corporation (the “Corporation”), do hereby certify and set forth:

(1) The name of the Corporation is M&T BANK CORPORATION. The name under which the Corporation was formed is First Empire State Corporation.

(2) The certificate of incorporation of the Corporation was filed by the Department of State on the 6th day of November, 1969.

(3) The certificate of incorporation of the Corporation, as heretofore amended, is hereby further amended pursuant to Sections 502 and 805 of the Business Corporation Law to: (a) eliminate the series of the Corporation’s preferred stock, par value $1.00 per share, designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” (the “Series A Preferred Stock”), no shares of which are outstanding and no shares of which series will be issued subject to the certificate of incorporation; (b) eliminate the series of the Corporation’s preferred stock, par value $1.00 per share, designated as the “Series B Mandatory Convertible Non-Cumulative Preferred Stock” (the “Series B Preferred Stock”), no shares of which are outstanding and no shares of which series will be issued subject to the certificate of incorporation; (c) eliminate the series of the Corporation’s preferred stock, par value $1.00 per share, designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series C” (the “Series C Preferred Stock”), no shares of which are outstanding and no shares of which series will be issued subject to the certificate of incorporation; (d) eliminate the series of the Corporation’s preferred stock, par value $1.00 per share, designated as the “Perpetual 6.875% Non-Cumulative Preferred Stock, Series D” (the “Series D Preferred Stock”), no shares of which are outstanding and no shares of which series will be issued subject to the certificate of incorporation; and (e) change the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him. In furtherance thereof, Article FOURTH, Sections 4, 5, 6 and 7 of the certificate of incorporation, relating to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively, are hereby stricken out in their entirety, and Article FIFTH is hereby amended and restated in its entirety. Article FOURTH, Sections 8, 9, 10, 11 and 12 are hereby renumbered as Article FOURTH, 4, 5, 6, 7 and 8, respectively, and any references to such sections are updated accordingly. The foregoing amendments constitute series eliminations and do not change the number of authorized preferred shares under Article FOURTH, Section 1 of the certificate of incorporation. When this restated certificate of incorporation of the Corporation becomes accepted for filing, it shall have the effect of eliminating from the certificate of incorporation all matters set forth therein with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

(4) The text of the certificate of incorporation of the Corporation is hereby restated as heretofore amended to read as herein set forth in full:

RESTATED CERTIFICATE OF INCORPORATION

OF

M&T BANK CORPORATION

FIRST: The name of the Corporation is M&T BANK CORPORATION.

SECOND: The purpose or purposes for which it is formed are:

(1) To engage in the business of a bank holding company.

(2) To acquire by purchase, subscription or otherwise, and to own and hold and exercise all the powers and privileges of ownership and to sell, exchange, or otherwise dispose of and deal in and with shares, bonds, and other securities, interests or obligations issued by any person, corporation, firm, or other entity, domestic or foreign.

(3) To the extent permitted by law to cause to be organized, merged or consolidated, any corporation, firm or other entity, domestic or foreign.

(4) To the extent permitted by law to render services, assistance, and advice to, and to act as representative or agent in any capacity of, any person, corporation, firm, or other entity, domestic or foreign.

(5) To arrange for, finance, pay or cause to be paid the compensation of the directors, officers or employees of any corporation, firm, or other entity in the business again of which the Corporation shall have any interest and to adopt, alter or amend any plan or plans for additional compensation to such directors, officers or employees.

(6) To purchase, lease, or otherwise acquire, and to own, improve, mortgage or otherwise encumber, real and personal property, or any interest therein wherever situated.

The foregoing purposes shall be construed in furtherance and not in limitation of powers now or hereafter conferred by the laws of the State of New York.

THIRD: The office of the Corporation is to be located in the City of Buffalo, County of Erie, and State of New York.

FOURTH: 1. The aggregate number of shares of stock which the Corporation shall have authority to issue is two hundred seventy million (270,000,000) shares, divided into two classes, namely, preferred shares and common shares. The number of preferred shares authorized is twenty million (20,000,000) shares of the par value of one dollar ($1.00) per share. The number of common shares authorized is two hundred fifty million (250,000,000) shares of the par value of fifty cents ($0.50) per share. Notwithstanding anything to the contrary herein, so long as the Corporation’s Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”), Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”) and Perpetual 5.0% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series G (the “Series G Preferred Stock” and, together with the Series E Preferred Stock and the Series F Preferred Stock, the “Outstanding Preferred Stock”) are outstanding, the Corporation shall not have the authority to authorize or create or to issue any class or series of stock or any securities convertible into any class or series of stock that ranks senior to the Outstanding Preferred Stock in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation unless approved by the holders of the Outstanding Preferred Stock that is then outstanding at that time in accordance with the terms thereof.

2. Authority is hereby granted to the Board of Directors at any time and from time to time to issue the preferred shares in one or more series and for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors, and, before the issuance of any shares of a particular series to fix the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price or prices, the voting rights, and any other relative rights, preferences and limitations pertaining to such series. In lieu of issuing a new series, the Board of Directors may increase the number of shares of a series already outstanding. Before the issue of any shares of a series established by the Board of Directors, the Board shall cause to be delivered to the Department of State the necessary certificate of amendment under the Business Corporation Law of the State of New York as now in effect or hereafter amended.

3. The description of the common shares and of their relative rights and limitations are as follows:

(a) Out of the assets of the Corporation which are by law available for the payment of dividends remaining after all dividends to which any preferred shares then outstanding shall be entitled shall have been declared and paid or set apart for payment for all past dividend periods, dividends may be declared and paid upon the common shares to the exclusion of the holders of preferred shares.

(b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of record of any preferred shares then outstanding shall be entitled to be paid the amount which the Board of Directors prior to issuance of such preferred shares fixed to be paid for each such share upon such liquidation, dissolution or winding up as set forth in the necessary certificate of amendment, as required by Article FOURTH, Paragraph 2 above plus accumulated dividends on such shares up to the date of such liquidation, dissolution or winding up of the Corporation and no more. After payment to the holders of any preferred shares then outstanding of the amount payable to them as aforesaid, the remaining assets of the Corporation shall be payable to and distributed ratably among the holders of record of the common shares.

(c) The holders of the common shares shall vote share for share, together with the holders of any series of the preferred shares entitled to have voting rights except as may be provided by the Board of Directors with respect to any other series of the preferred shares.

4. A series of preferred stock of the Corporation be and hereby is created, and the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price, the voting rights, and any other relative rights, preferences and limitations pertaining to such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series is “Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E” (“Series E”). Each share of Series E shall be identical in all respects to every other share of Series E.

Section 2. Number of Shares. The number of shares of Series E shall be 350,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series E then outstanding) by the Board of Directors. Shares of Series E that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.

Section 3. Definitions. As used herein with respect to Series E:

(a) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(b) “Business Day” means each weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are not authorized or obligated by law, regulation or executive order to close.

(c) “Common Stock” means the common stock of the Corporation.

(d) “Dividend Junior Stock” means the Common Stock or any class or series of stock of the Corporation that ranks junior to Series E in the payment of current dividends.

(e) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to Series E as to rights on liquidation, dissolution or winding up of the Corporation.

(f) “Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series E in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(g) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series E; (ii) any proposed change (including any such change with a prospective effect) in those laws or regulations that is announced after the initial issuance of any share of Series E (including any announced change with a prospective effect); or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series E, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series E then outstanding as “Tier 1 Capital” (or its equivalent or successor) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System, Regulation Y, 12 CFR 225, or any successor regulation of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series E is outstanding.

(h) “Stated Amount” means $1,000 per share of Series E.

Section 4. Dividends.

(a) Rate. Holders of Series E shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of $1,000 per share of Series E.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on Series E (i) during the period from the original issue date of Series E to, but excluding, February 15, 2024 (the “Fixed Rate Period”), semi-annually, in arrears, on February 15 and August 15 of each year, beginning on August 15, 2014, and (ii) during the period from February 15, 2024 through the redemption date of Series E (the “Floating Rate Period”), quarterly, in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on May 15, 2024 (each such day on which dividends are payable a “Dividend Payment Date”).

Dividends on each share of Series E shall accrue from the original issue date at a rate equal to (i) 6.450% per annum for each Dividend Period (as defined below) during the Fixed Rate Period and (ii) three-month LIBOR plus a spread of 3.610% per annum for each quarterly Dividend Period (as defined below) during the Floating Rate Period. The amount of dividends payable during the Fixed Rate Period shall be calculated on the basis of a 360-day year of twelve 30-day months. The amount of dividends payable during the Floating Rate Period shall be calculated on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one half cent being rounded upward.

The dividend rate for each Dividend Period during the Floating Rate Period will be determined by the Calculation Agent (as defined below) using three-month LIBOR as in effect on the second London banking day prior to the beginning of the Dividend Period, which date is the “Dividend Determination Date” for the Dividend Period. The Calculation Agent then will add three-month LIBOR as determined on the Dividend Determination Date and the applicable spread of 3.610% per annum. The Calculation Agent’s establishment of three-month LIBOR and calculation of the amount of dividends for each Dividend Period during the Floating Rate Period will be on file at the principal offices of the Corporation. Absent manifest error, the Calculation Agent’s determination of the dividend rate for each Dividend Period during the Floating Rate Period for Series E will be binding and conclusive. “Calculation Agent” shall mean such bank or other entity as may be appointed by the Corporation to act as calculation agent for Series E during the Floating Rate Period. A “London banking day” shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. “Three-month LIBOR” shall mean the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date.

If no offered rate appears on Reuters screen page “LIBOR01” on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. Otherwise, three-month LIBOR for the next Dividend Period will be equal to three-month LIBOR in effect for the then-current Dividend Period.

Each such dividend shall be paid to the holders of record of the shares of Series E as they appear on the stock register of the Corporation on such record date, not more than 30 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors. In the event that any Dividend Payment Date during the Fixed Rate Period falls on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement. In the event that any Dividend Payment Date during the Floating Rate Period falls on a day that is not a Business Day (as defined below), the dividend payment due on that date shall be postponed to the next day that is a Business Day and dividends shall accrue to but excluding the date dividends are paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Rate Period, the Dividend Payment Date shall instead be brought forward to the immediately preceding Business Day (as defined below). The period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date is referred to herein as a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the original issue date of Series E to but excluding the next Dividend Payment Date.

(b) Dividends Noncumulative. Dividends on shares of Series E shall be not be cumulative. To the extent that any dividends payable on the shares of Series E on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series E shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series E. Notwithstanding any other provision hereof, dividends on Series E shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(c) Priority of Dividends. During any Dividend Period, so long as any share of Series E remains outstanding, (i) no dividend shall be paid or declared or set apart for any payment on and no distribution shall be made on any Dividend Junior Stock (other than a dividend payable solely in stock that ranks junior to the Series E in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation) and (ii) no shares of Dividend Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (A) as a result of (x) a reclassification of Dividend Junior Stock for or into stock that ranks junior to the Series E in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or (y) the exchange or conversion of one share of Dividend Junior Stock for or into another share of stock that ranks junior to the Series E in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or (B) through the use of the proceeds of a substantially contemporaneous sale of other shares of stock that ranks junior to the Series E in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation), unless full dividends on all outstanding shares of Series E for the most recently completed Dividend Period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment).

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee thereof may be declared and paid on any Dividend Junior Stock from time to time out of any funds legally available therefor, and the shares of Series E shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series E shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without any amount in respect of dividends that have not been declared prior to such payment date) (the “Liquidation Preference”).

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series E and all holders of any Parity Stock, the amounts paid to the holders of Series E and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series E and all such Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series E shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series E and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or entity, including a merger or consolidation in which the holders of Series E receive cash, securities or property for their shares, or the sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of the assets of the Corporation, shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series E shall not be redeemable by the Corporation prior to February 15, 2024. The Corporation, at the option of the Board of Directors or a duly authorized committee thereof, subject to the approval of the Appropriate Federal Banking Agency and to the satisfaction of any conditions precedent to redemption set forth in the capital guidelines or regulations of the Appropriate Federal Banking Agency, may redeem in whole or from time to time in part the shares of Series E at the time outstanding, on any Dividend Payment Date on or after February 15, 2024 upon notice given as provided in Subsection (c) below, at the Redemption Price in effect at the redemption date as provided in this Section 6. The “Redemption Price” for shares of Series E shall be the Stated Amount per share, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to such date).

Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, at any time, all (but not less than all) of the shares of Series E at the time outstanding, upon notice given as provided Subsection (c) below, at the Redemption Price applicable on such date of redemption.

(b) No Sinking Fund. The Series E will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series E will have no right to require redemption or repurchase of any shares of Series E.

(c) Notice of Redemption. Notice of every redemption of shares of Series E shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series E designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E. Notwithstanding the foregoing, if the Series E or any depositary shares representing interests in the Series E are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series E at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series E to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and (5) that dividends on the shares of Series E to be redeemed will cease to accrue on the redemption date.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series E at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series E shall be redeemed from time to time.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company selected by the Board of Directors or a duly authorized committee thereof, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption may look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series E shall not have any voting rights and will not be entitled to elect any directors, except as set forth below or as otherwise from to time required by law. Each holder of Series E will have one vote per share (except as set forth in Section 7(b) below) on any matter in which holders of such shares are entitled to vote, including when acting by written consent. The voting rights provided in this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series E have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 6(e).

(b) Right to Elect Two Directors upon Dividend Defaults. If and whenever dividends payable on Series E shall be in arrears in an aggregate amount equal to at least (i) three semi-annual Dividend Periods or (ii) six quarterly Dividend Periods, as applicable, (whether or not consecutive) (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall be automatically increased by two and the holders of Series E, together with the holders of any other class or series of outstanding preferred stock upon which like voting rights as described in this Subsection have been conferred and are exercisable with respect to such matter (i.e., on which dividends likewise have not been paid) (any such class or series being herein referred to as “Voting Parity Stock”), voting together as a single class in proportion to their respective stated amounts, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “Preferred Stock Directors”); provided that it shall be a qualification for election for any such preferred stock director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors.

In the event that the holders of Series E and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Stated Amount of the Series E and each other series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective stated amounts (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series E or Voting Parity Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by applicable law. If the Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series E may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series E and Voting Parity Stock, when they have the voting rights described above (voting together as a single class). The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a plurality of the outstanding shares of Series E and such Voting Parity Stock, voting as a single class in proportion to their respective stated amounts. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

When dividends have been paid in full on the Series E for at least (i) three semi-annual Dividend Periods or (ii) six quarterly Dividend Periods, as applicable, then the right of the holders of Series E to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series E and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

(c) Other Voting Rights. So long as any shares of Series E are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series E at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Amendment of Certificate of Incorporation. Any amendment, alteration or repeal of any provision of the certificate of incorporation or by-laws of the Corporation that would alter or change the voting powers, preferences or special rights of the Series E so as to affect them adversely; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of (x) any class or series of stock that does not rank senior to the Series E in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or (y) any securities (other than capital stock of the Corporation) convertible into any class or series of stock that does not rank senior to the Series E in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series E;

(ii) Authorization of Senior Stock. Any amendment or alteration of the certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series E in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of a binding share exchange or reclassification involving the Series E, or of a merger or consolidation of the Corporation with another corporation or other entity, or any merger or consolidation of the Corporation with or into any entity other than a corporation, unless in each case (x) the shares of Series E remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting corporation are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as would not require a vote of the holders of the Series E pursuant to clause (i) or (ii) above if such change were effected by an amendment of the certificate of incorporation.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series E and one or more but not all other series of preferred stock in substantially the same manner, then only the Series E and such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class in proportion to their respective stated amounts (in lieu of all other series of preferred stock).

(d) Changes for Clarification. Without the consent of the holders of Series E, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series E, the Corporation may amend, alter, supplement or repeal any terms of the Series E:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this amendment that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series E that is not inconsistent with the provisions of this amendment.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series E shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series E shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series E may deem and treat the record holder of any share of Series E as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series E shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the certificate of incorporation or bylaws or by applicable law.

Section 10. Other Rights. The shares of Series E shall not have any voting powers, preferences or relative, participating, optional, preemptive or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the certificate of incorporation of the Corporation. The holders of Series E shall not have any rights to convert such Series E into, or exchange such Series E for, shares of any other class of capital stock of the Corporation.

Section 11. Certificates. The Corporation may at its option issue shares of Series E without certificates.

5. A series of preferred stock of the Corporation be and hereby is created, and the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price, the voting rights, and any other relative rights, preferences and limitations pertaining to such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series is “Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F” (“Series F”). Each share of Series F shall be identical in all respects to every other share of Series F.

Section 2. Number of Shares. The number of shares of Series F shall be 50,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series F then outstanding) by the Board of Directors. Shares of Series F that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 3. Definitions. As used herein with respect to Series F:

(a) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(b) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York are not authorized or obligated by law, regulation or executive order to close.

(c) “Common Stock” means the common stock of the Corporation.

(d) “Dividend Junior Stock” means the Common Stock or any class or series of stock of the Corporation that ranks junior to the Series F in the payment of current dividends.

(e) “Dividend Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series F as to payment of current dividends.

(f) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to Series F as to rights on liquidation, dissolution or winding up of the Corporation.

(g) “Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series F in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(h) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series F; (ii) any proposed change (including any such change with a prospective effect) in those laws, rules or regulations that is announced after the initial issuance of any share of Series F (including any announced change with a prospective effect); or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of any share of Series F, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series F then outstanding as “additional tier 1 capital” (or its equivalent or successor) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System, Regulation Q, 12 CFR part 217, or any successor rule or regulation of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, while any share of Series F is outstanding.

(i) “Stated Amount” means $10,000 per share of Series F.

Section 4. Dividends.

(a) Rate. Holders of Series F shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of $10,000 per share of Series F.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on Series F (i) during the period from the original issue date of Series F to, but excluding, November 1, 2026 (the “Fixed Rate Period”), semi-annually, in arrears, on May 1 and November 1 of each year, beginning on May 1, 2017, and (ii) during the period from November 1, 2026 through the redemption date of Series F (the “Floating Rate Period”), quarterly, in arrears, on February 1, May 1 August 1 and November 1 of each year, beginning on February 1, 2027; provided, however, that (x) if any such date on or before November 1, 2026 is not a Business Day, then such date shall nevertheless be a Dividend Payment Date but dividends on Series F, when, as and if declared, shall be paid on the next succeeding Business Day (without adjustment in the amount of dividends per share of Series F); and (y) (i) if any such date after November 1, 2026 is a Business Day, such date shall be a Dividend Payment Date and (ii) if any such date after November 1, 2026 is not a Business Day, then the next succeeding Business Day shall be the applicable Dividend Payment Date (unless the postponement would cause the Dividend Payment Date to occur in the next calendar month, in which case the applicable Dividend Payment Date shall be on the immediately preceding Business Day) and dividends on Series F, when, as and if declared, shall be paid on such next succeeding Business Day (unless the postponement would cause the dividend to be payable in the next calendar month, in which case dividends, when, as and if declared, shall be paid on such immediately preceding Business Day) (each date so determined in accordance with this paragraph, a “Dividend Payment Date”).

Dividends on each share of Series F shall accrue from the original issue date at a rate equal to (i)5.125% per annum for each Dividend Period (as defined below) during the Fixed Rate Period and (ii) three-month LIBOR plus a spread of 3.52% per annum for each quarterly Dividend Period during the Floating Rate Period. The amount of dividends payable during the Fixed Rate Period shall be calculated on the basis of a 360-day year of twelve 30-day months. The amount of dividends payable during the Floating Rate Period shall be calculated on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one half cent being rounded upward.

The dividend rate for each Dividend Period during the Floating Rate Period will be determined by the Calculation Agent (as defined below) using three-month LIBOR as in effect on the second London banking day prior to the beginning of the Dividend Period, which date is the “Dividend Determination Date” for the Dividend Period. The Calculation Agent then will add three-month LIBOR as determined on the Dividend Determination Date and the applicable spread of 3.52% per annum. The Calculation Agent’s determination of three-month LIBOR and calculation of the amount of dividends for each Dividend Period during the Floating Rate Period will be on file at the principal offices of the Corporation. Absent manifest error, the Calculation Agent’s determination of the dividend rate for each Dividend Period during the Floating Rate Period for Series F will be binding and conclusive on any holder of Series F. “Calculation Agent” shall mean such bank or other entity as may be appointed by the Corporation to act as calculation agent for Series F during the Floating Rate Period. A “London banking day” shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. “Three-month LIBOR” shall mean the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” (or any other page as may replace such page on Reuters or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollar deposits) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date.

If no offered rate appears on Reuters screen page “LIBOR01” (or any other page as may replace such page on Reuters or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollar deposits) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. Otherwise, three-month LIBOR for the next Dividend Period will be equal to three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first Floating Rate Period, the most recent rate that could have been determined had the Floating Rate Period been applicable before the first Floating Rate Period.

Each such dividend shall be paid to the holders of record of the shares of Series F as they appear on the stock register of the Corporation on the 15th calendar day preceding the applicable Dividend Payment Date or on such other record date, not more than 60 nor less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors (each, a “Dividend Record Date”). The period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date is referred to herein as a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including the original issue date of Series F to but excluding the next Dividend Payment Date. Each Dividend Payment Date “relates” to the Dividend Period most recently ending before such Dividend Payment Date, and vice versa (with the words “related” and “relating” having correlative meanings)

(b) Dividends Noncumulative. Dividends on shares of Series F shall be not be cumulative. To the extent that any dividends payable on the shares of Series F on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series F shall have no right to receive after the Dividend Payment Date for such Dividend Period, dividends accrued for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series F. Notwithstanding any other provision hereof, dividends on Series F shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy rules.

(c) Priority of Dividends. During any Dividend Period, so long as any share of Series F remains outstanding, (i) no dividend shall be paid or declared or set apart for any payment on and no distribution shall be made on any Dividend Junior Stock (other than a dividend payable solely in stock that ranks junior to the Series F in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation) and (ii) no shares of Dividend Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (A) as a result of (x) a reclassification of Dividend Junior Stock for or into stock that ranks junior to the Series F in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or (y) the exchange or conversion of one share of Dividend Junior Stock for or into another share of stock that ranks junior to the Series F in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or (B) through the use of the proceeds of a substantially contemporaneous sale of other shares of stock that ranks junior to the Series F in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation), unless dividends on all outstanding shares of Series F for the most recently completed Dividend Period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment).

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) in full upon the shares of Series F and any Dividend Parity Stock, all dividends declared upon shares of Series F and all Dividend Parity Stock shall be paid ratably to the holders of Series F and any Dividend Parity Stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period and, in the case of Dividend Parity Stock that bears cumulative dividends, accrued and unpaid dividends relating to past dividend periods. To the extent a dividend period with respect to any Dividend Parity Stock coincides with more than one Dividend Period with respect to the Series F, for purposes of the immediately preceding sentence, the Board of Directors or a duly authorized committee thereof may treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one Dividend Period with respect to the Series F, or in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series F. To the extent a Dividend Period with respect to the Series F coincides with more than one dividend period with respect to any Dividend Parity Stock, for purposes of the first sentence of this paragraph, the Board of Directors or a duly authorized committee thereof may treat such Dividend Period as two or more consecutive Dividend Periods, none of which coincides with more than one dividend period with respect to such Dividend Parity Stock, or in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series F and such Dividend Parity Stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee thereof may be declared and paid on any Dividend Junior Stock from time to time out of any funds legally available therefor, and the shares of Series F shall not be entitled to participate in any such dividend.

The Corporation shall not issue any Dividend Parity Stock that is not Parity Stock.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series F shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without any amount in respect of dividends that have not been declared prior to such payment date) (the “Liquidation Preference”).

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series F and all holder of any Parity Stock, the amounts paid to the holders of Series F and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series F and all such Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series F shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series F and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or entity, including a merger or consolidation in which the holders of Series F receive cash, securities or property for their shares, or the sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of the assets of the Corporation, shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series F shall not be redeemable by the Corporation prior to November 1, 2026. The Corporation, at the option of the Board of Directors or a duly authorized committee thereof, subject to the approval of the Appropriate Federal Banking Agency and to the satisfaction of any conditions precedent to redemption set forth in the capital adequacy rules or regulations of the Appropriate Federal Banking Agency, may redeem in whole or from time to time in part the shares of Series F at the time outstanding, on any Dividend Payment Date on or after November 1, 2026 upon notice given as provided in Subsection (c) below, at the Redemption Price in effect at the redemption date as provided in this Section 6. The “Redemption Price” for shares of Series F shall be the Stated Amount per share, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to such date).

Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, at any time, all (but not less than all) of the shares of Series F at the time outstanding, upon notice given as provided Subsection (c) below, at the Redemption Price applicable on such date of redemption.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series F will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series F will have no right to require redemption or repurchase of any shares of Series F.

(c) Notice of Redemption. Notice of every redemption of shares of Series F shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series F designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F. Notwithstanding the foregoing, if the Series F or any depositary shares representing interests in the Series F are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series F at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series F to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares of Series F to be redeemed will cease to accrue on the redemption date.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series F at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series F shall be redeemed from time to time.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company selected by the Board of Directors or a duly authorized committee thereof, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series F shall not have any voting rights and will not be entitled to elect any directors, except as set forth below or as otherwise from to time required by law. Each holder of Series F will have one vote per share (except as set forth in Section 7(b) below) on any matter in which holders of such shares are entitled to vote, including when acting by written consent. The voting rights provided in this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series F have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 6(e).

(b) Right to Elect Two Directors Upon Dividend Defaults. If and whenever dividends payable on Series F shall be in arrears in an aggregate amount equal to at least (i) three semiannual Dividend Periods or their equivalent, or (ii) six quarterly Dividend Periods, as applicable, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall be automatically increased by two and the holders of Series F, together with the holders of any other class or series of outstanding preferred stock upon which like voting rights as described in this Subsection have been conferred and are exercisable with respect to such matter (i.e., on which dividends likewise have not been paid) (any such class or series being herein referred to as “Voting Parity Stock”), voting together as a single class in proportion to their respective stated amounts, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “Preferred Stock Directors”); provided that it shall be a qualification for election for any such preferred stock director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors.

In the event that the holders of Series F and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Stated Amount of the Series F and each other series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective stated amounts (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series F or Voting Parity Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by applicable law. If the Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series F may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series F and Voting Parity Stock, when they have the voting rights described above (voting together as a single class). The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a plurality of the outstanding shares of Series F and such Voting Parity Stock, voting as a single class in proportion to their respective stated amounts. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

When dividends have been paid in full on the Series F for at least (i) two semi-annual consecutive Dividend Periods or (ii) four consecutive quarterly Dividend Periods, as applicable, then the right of the holders of Series F to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event); and, if and when any rights of holders of Series F and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

(c) Other Voting Rights. So long as any shares of Series F are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation the vote or consent of the holders of at least 66 2/3% of the shares of Series F at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Amendment of Certificate of Incorporation. Any amendment, alteration or repeal of any provision of the certificate of incorporation or by-laws of the Corporation that would alter or change the voting powers, preferences or special rights of the Series F so as to affect them adversely; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of (x) any class or series of stock that does not rank senior to the Series F in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or (y) any securities (other than capital stock of the Corporation) convertible into any class or series of stock that does not rank senior to the Series F in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series F;

(ii) Authorization of Senior Stock. Any amendment or alteration of the certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series F in the payment of dividends or in the distribution of assets on any liquidation dissolution or winding up of the Corporation; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of a binding share exchange or reclassification involving the Series F, or of a merger or consolidation of the Corporation with another corporation or other entity, or any merger or consolidation of the Corporation with or into any entity other than a corporation, unless in each case (x) the shares of Series F remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting corporation are converted into or exchanged for preference securities of the surviving or resulting corporation, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as would not require a vote of the holders of the Series F pursuant to clause (i) or (ii) above if such change were effected by an amendment of the certificate of incorporation.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series F and one or more but not all other series of preferred stock in substantially the same manner, then only the Series F and such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class in proportion to their respective stated amounts (in lieu of all other series of preferred stock).

(d) Changes for Clarification. Without the consent of the holders of Series F, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, the Series F, the Corporation may amend, alter, supplement or repeal any terms of the Series F:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this amendment that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series F that is not inconsistent with the provisions of this amendment.

(e) Changes after Provision for Redemption. No vote or Consent of the holders of Series F shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series F shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6(e) above.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series F may deem and treat the record holder of any share of Series F as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series F shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the certificate of incorporation or bylaws or by applicable law.

Section 10. Other Rights. The shares of Series F shall not have any voting powers, preferences or relative, participating, optional, preemptive or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or ‘in the certificate of incorporation of the Corporation. The holders of Series F shall not have any rights to convert such Series F into, or exchange such Series F for, shares of any other class of capital stock of the Corporation.

Section 11. Certificates. The Corporation may at its option issue shares of Series F without certificates.

6. A series of preferred stock of the Corporation be and hereby is created, and the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price, the voting rights, and any other relative rights, preferences and limitations pertaining to such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series is “Perpetual 5.0% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series G” (“Series G”). Each share of Series G shall be identical in all respects to every other share of Series G.

Section 2. Number of Shares. The number of shares of Series G shall be 40,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series G then outstanding) by the Board of Directors. Shares of Series G that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Each share of Series G will be identical in all respects to every other share of Series G, except that shares issued after the original issue date of the Series G (the “Original Issue Date”) may only be issued if they are fungible for U.S. federal income tax purposes with the shares of Series G issued on the Original Issue Date and dividends on such shares of Series G will accrue from the Original Issue Date if such shares are issued prior to the first Dividend Payment Date (as defined below) and otherwise dividends will accrue from the date on which such shares are issued (if a Dividend Payment Date) or the Dividend Payment Date next preceding the date on which they are issued. Any additional shares of Series G issued from time to time shall form a single series with the shares of Series G issued on the Original Issue Date; provided that if any such additional shares of Series G are not fungible for U.S. federal income tax purposes with the shares of outstanding Series G issued on the Original Issue Date, such additional shares of Series G will be issued with a separate CUSIP or other identifying number.

Section 3. Definitions. As used herein with respect to Series G:

(a) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(b) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York are not authorized or obligated by law, regulation or executive order to close.

(c) “Common Stock” means the common stock of the Corporation.

(d) “Dividend Junior Stock” means the Common Stock or any class or series of stock of the Corporation that ranks junior to the Series G in the payment of current dividends.

(e) “Dividend Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series G as to payment of current dividends.

(f) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to Series G as to rights on liquidation, dissolution or winding up of the Corporation.

(g) “Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series G in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(h) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series G; (ii) any proposed change (including any such change with a prospective effect) in those laws, rules or regulations that is announced after the initial issuance of any share of Series G (including any announced change with a prospective effect); or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of any share of Series G, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series G then outstanding as “additional tier 1 capital” (or its equivalent or successor) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System, Regulation Q, 12 CFR part 217, or any successor rule or regulation of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, while any share of Series G is outstanding.

(i) “Stated Amount” means $10,000 per share of Series G.

Section 4. Dividends.

(a) Rate. Holders of Series G shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the stated amount of $10,000 per share of Series G.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on Series G (i) during the period from the original issue date of Series G to, but excluding, August 1, 2024 (the “Initial Fixed Rate Period”), semi-annually, in arrears, on February 1 and August 1 of each year, beginning on February 1, 2020, and (ii) during the period from and including August 1, 2024 (the “First Reset Date”) through the redemption date of Series G, if any, semi-annually, in arrears, on February 1 and August 1 of each year, beginning on February 1, 2025 (the “Dividend Reset Period”); provided, however, that if any such date is not a Business Day, then such date shall nevertheless be a Dividend Payment Date but dividends on Series G, when, as and if declared, shall be paid on the next succeeding Business Day (without adjustment in the amount of dividends per share of Series G) (each date so determined in accordance with this paragraph, a “Dividend Payment Date”).

Dividends on each share of Series G shall accrue from the original issue date at a rate equal to (i) 5.000% per annum for each Dividend Period (as defined below) during the Initial Fixed Rate Period and (ii) the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date (as defined below), plus 3.174% per annum, for each Dividend Period during the Dividend Reset Period during the Dividend Reset Period. The amount of dividends payable shall be calculated on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one half cent being rounded upward.

The dividend rate for each Reset Dividend Determination Date during the Dividend Reset Period will be determined by the Calculation Agent (as defined below). A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date. Reset Dates, including the First Reset Date, will not be adjusted for Business Days. A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of such Reset Period. A “Reset Period” means the period from and including the commencement of the Dividend Reset Period to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date. The “Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding reset dividend determination date, in each case as published in the most recent H.15 (519). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date or, if this sentence is applicable with respect to the first Reset Dividend Determination Date, 1.826%. “H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the U. S. Federal Reserve System. “The most recent H.15 (519)” means the H.15 (519) published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date. “Calculation Agent” shall mean such bank or other entity as may be appointed by the Corporation to act as calculation agent for Series G during the Dividend Reset Period.

Each such dividend shall be paid to the holders of record of the shares of Series G as they appear on the stock register of the Corporation on the 15th calendar day preceding the applicable Dividend Payment Date or on such other record date, not more than 60 nor less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors (each, a “Dividend Record Date”). The period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date is referred to herein as a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including the Original Issue Date to but excluding the next Dividend Payment Date. Each Dividend Payment Date “relates” to the Dividend Period most recently ending before such Dividend Payment Date, and vice versa (with the words “related” and “relating” having correlative meanings).

(b) Dividends Noncumulative. Dividends on shares of Series G shall be not be cumulative. To the extent that any dividends payable on the shares of Series G on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series G shall have no right to receive after the Dividend Payment Date for such Dividend Period, dividends accrued for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series G. Notwithstanding any other provision hereof, dividends on Series G shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy rules.

(c) Priority of Dividends. During any Dividend Period, so long as any share of Series G remains outstanding, (i) no dividend shall be paid or declared or set apart for any payment on and no distribution shall be made on any Dividend Junior Stock (other than a dividend payable solely in stock that ranks junior to the Series G in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation) and (ii) no shares of Dividend Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (A) as a result of (x) a reclassification of Dividend Junior Stock for or into stock that ranks junior to the Series G in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or (y) the exchange or conversion of one share of Dividend Junior Stock for or into another share of stock that ranks junior to the Series G in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or (B) through the use of the proceeds of a substantially contemporaneous sale of other shares of stock that ranks junior to the Series G in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation), unless dividends on all outstanding shares of Series G for the most recently completed Dividend Period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment).

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) in full upon the shares of Series G and any Dividend Parity Stock, all dividends declared upon shares of Series G and all Dividend Parity Stock shall be paid ratably to the holders of Series G and any Dividend Parity Stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period and, in the case of Dividend Parity Stock that bears cumulative dividends, accrued and unpaid dividends relating to past dividend periods. To the extent a dividend period with respect to any Dividend Parity Stock coincides with more than one Dividend Period with respect to the Series G, for purposes of the immediately preceding sentence, the Board of Directors or a duly authorized committee thereof may treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one Dividend Period with respect to the Series G, or in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series G. To the extent a Dividend Period with respect to the Series G coincides with more than one dividend period with respect to any Dividend Parity Stock, for purposes of the first sentence of this paragraph, the Board of Directors or a duly authorized committee thereof may treat such Dividend Period as two or more consecutive Dividend Periods, none of which coincides with more than one dividend period with respect to such Dividend Parity Stock, or in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series G and such Dividend Parity Stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee thereof may be declared and paid on any Dividend Junior Stock from time to time out of any funds legally available therefor, and the shares of Series G shall not be entitled to participate in any such dividend.

The Corporation shall not issue any Dividend Parity Stock that is not Parity Stock.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series G shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without any amount in respect of dividends that have not been declared prior to such payment date) (the “Liquidation Preference”).

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series G and all holder of any Parity Stock, the amounts paid to the holders of Series G and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series G and all such Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series G shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series G and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or entity, including a merger or consolidation in which the holders of Series G receive cash, securities or property for their shares, or the sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of the assets of the Corporation, shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series G shall not be redeemable by the Corporation prior to August 1, 2024, except upon the occurrence of a Regulatory Capital Treatment Event as described below.

The Corporation, at the option of the Board of Directors or a duly authorized committee thereof, subject to the approval of the Appropriate Federal Banking Agency and to the satisfaction of any conditions precedent to redemption set forth in the capital adequacy rules or regulations of the Appropriate Federal Banking Agency, may redeem in whole or from time to time in part the shares of Series G at the time outstanding, on any Dividend Payment Date on or after August 1, 2024 upon notice given as provided in Subsection (c) below, at the Redemption Price in effect at the redemption date as provided in this Section 6. The “Redemption Price” for shares of Series G shall be the Stated Amount per share, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to such date).

Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, at any time, all (but not less than all) of the shares of Series G at the time outstanding, upon notice given as provided Subsection (c) below, at the Redemption Price applicable on such date of redemption.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series G will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series G will have no right to require redemption or repurchase of any shares of Series G.

(c) Notice of Redemption. Notice of every redemption of shares of Series G shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 15 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series G designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G. Notwithstanding the foregoing, if the Series G or any depositary shares representing interests in the Series G are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series G at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series G to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares of Series G to be redeemed will cease to accrue on the redemption date.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series G at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series G shall be redeemed from time to time.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company selected by the Board of Directors or a duly authorized committee thereof, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series G shall not have any voting rights and will not be entitled to elect any directors, except as set forth below or as otherwise from to time required by law. Each holder of Series G will have one vote per share (except as set forth in Section 7(b) below) on any matter in which holders of such shares are entitled to vote, including when acting by written consent. The voting rights provided in this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series G have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 6(e).

(b) Right to Elect Two Directors Upon Dividend Defaults. If and whenever dividends payable on Series G shall be in arrears in an aggregate amount equal to at least three semiannual Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall be automatically increased by two and the holders of Series G, together with the holders of any other class or series of outstanding preferred stock upon which like voting rights as described in this Subsection have been conferred and are exercisable with respect to such matter (i.e., on which dividends likewise have not been paid) (any such class or series being herein referred to as “Voting Parity Stock”), voting together as a single class in proportion to their respective stated amounts, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “Preferred Stock Directors”); provided that it shall be a qualification for election for any such preferred stock director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors.

In the event that the holders of Series G and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Stated Amount of the Series G and each other series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective stated amounts (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series G or Voting Parity Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by applicable law. If the Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series G may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series G and Voting Parity Stock, when they have the voting rights described above (voting together as a single class). The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a plurality of the outstanding shares of Series G and such Voting Parity Stock, voting as a single class in proportion to their respective stated amounts. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

When dividends have been paid in full on the Series G for at least two semi-annual consecutive Dividend Periods, then the right of the holders of Series G to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event); and, if and when any rights of holders of Series G and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

(c) Other Voting Rights. So long as any shares of Series G are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation the vote or consent of the holders of at least 66 2/3% of the shares of Series G at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Amendment of Certificate of Incorporation. Any amendment, alteration or repeal of any provision of the certificate of incorporation or by-laws of the Corporation that would alter or change the voting powers, preferences or special rights of the Series G so as to affect them adversely; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of (x) any class or series of stock that does not rank senior to the Series G in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or (y) any securities (other than capital stock of the Corporation) convertible into any class or series of stock that does not rank senior to the Series G in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series G;

(ii) Authorization of Senior Stock. Any amendment or alteration of the certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series G in the payment of dividends or in the distribution of assets on any liquidation dissolution or winding up of the Corporation; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of a binding share exchange or reclassification involving the Series G, or of a merger or consolidation of the Corporation with another corporation or other entity, or any merger or consolidation of the Corporation with or into any entity other than a corporation, unless in each case (x) the shares of Series G remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting corporation are converted into or exchanged for preference securities of the surviving or resulting corporation, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as would not require a vote of the holders of the Series G pursuant to clause (i) or (ii) above if such change were effected by an amendment of the certificate of incorporation.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series G and one or more but not all other series of preferred stock in substantially the same manner, then only the Series G and such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class in proportion to their respective stated amounts (in lieu of all other series of preferred stock).

(d) Changes for Clarification. Without the consent of the holders of Series G, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, the Series G, the Corporation may amend, alter, supplement or repeal any terms of the Series G:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this amendment that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series G that is not inconsistent with the provisions of this amendment.

(e) Changes after Provision for Redemption. No vote or Consent of the holders of Series G shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series G shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6(e) above.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series G may deem and treat the record holder of any share of Series G as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series G shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the certificate of incorporation or bylaws or by applicable law.

Section 10. Other Rights. The shares of Series G shall not have any voting powers, preferences or relative, participating, optional, preemptive or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the certificate of incorporation of the Corporation. The holders of Series G shall not have any rights to convert such Series G into, or exchange such Series G for, shares of any other class of capital stock of the Corporation.

Section 11. Certificates. The Corporation may at its option issue shares of Series G without certificates.

7. A series of preferred stock of the Corporation be and hereby is created, and the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price, the voting rights, and any other relative rights, preferences and limitations pertaining to such series, are as follows:

1. Designation and Amount. The series of preferred stock, par value $1.00 per share, shall be designated as the “Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H” (the “Series H Preferred Stock”). The Series H Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series H Preferred Stock shall be 10,000,000 shares. The number of shares of Series H Preferred Stock may be increased from time to time pursuant to the provisions of Section 7 hereof and any such additional shares of Series H Preferred Stock shall form a single series with the Series H Preferred Stock. Each share of Series H Preferred Stock shall have the same designations, powers, preferences and rights as every other share of Series H Preferred Stock.

2. Dividends.

(a) Holders of the Series H Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of assets legally available for the payment of dividends under New York law, non-cumulative cash dividends based on the liquidation preference of the Series H Preferred Stock at a rate equal to (i) 5.625% per annum for each Dividend Period (as defined below) from April 1, 2022, the original issue date of the Series H Preferred Stock (the “Issue Date”) to, but excluding, December 15, 2026 (the “Fixed Rate Period”) and (ii) three-

month LIBOR plus a spread of 4.02% per annum for each Dividend Period from and including December 15, 2026 (the “Floating Rate Period”). If the Corporation issues additional shares of Series H Preferred Stock after the Issue Date, dividends on such additional shares of Series H Preferred Stock may accumulate from and including the Issue Date, the then most recent Dividend Payment Date or any other date the Corporation specifies at the time such additional shares of Series H Preferred Stock are issued.

The dividend rate for each Dividend Period during the Floating Rate Period will be determined by the Calculation Agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the Dividend Period, which date is the “Dividend Determination Date” for the Dividend Period. The Calculation Agent then will add three-month LIBOR as determined on the Dividend Determination Date and the applicable spread of 4.02% per annum. Absent manifest error, the Calculation Agent’s determination of the dividend rate for each Dividend Period during the Floating Rate Period for the Series H Preferred Stock will be binding and conclusive on holders of the Series H Preferred Stock, the transfer agent and the Corporation. “Calculation Agent” shall mean such bank or other entity as may be appointed by the Corporation to act as calculation agent for the Series H Preferred Stock during the Floating Rate Period. A “London banking day” shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “three-month LIBOR” shall mean the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, in consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent, in consultation with the Corporation, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable dividend period in an amount of at least $1,000,000, that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next Dividend Period will be equal to three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first dividend Period in the Floating Rate Period, the most recent rate on which three-month LIBOR could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period.

A “Dividend Period” means the period from, and including, a Dividend Payment Date (as defined below) to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on and include March 15, 2022.

(b) If declared by the Board of Directors or a duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series H Preferred Stock quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2022 (each such day on which dividends are payable, a “Dividend Payment Date”). In the event that any Dividend Payment Date during the Fixed Rate Period falls on a day that is not a Business Day (as defined below), then the dividend payment due on that date shall be due on the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement. In the event that any Dividend Payment Date during the Floating Rate Period falls on a day that is not a Business Day, then the Dividend Payment Date will be the next day that is a Business Day. However, if the postponement would cause the day to fall in the next calendar month during the Floating Rate Period, the Dividend Payment Date will instead be brought forward to the immediately preceding Business Day.

A “Business Day” means (i) with respect to the Fixed Rate Period, any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in New York City, New York, are authorized or obligated by law or executive order to close and (ii) with respect to the Floating Rate Period, any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in New York City, New York, are authorized or obligated by law or executive order to close, and additionally, is a London banking day.

(c) Dividends shall be payable to holders of record of shares of the Series H Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or a duly authorized committee of the Board of Directors.

(d) Dividends payable on shares of the Series H Preferred Stock during the Fixed Rate Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Preferred Stock for the Floating Rate Period will be computed on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward. If the Corporation redeems the Series H Preferred Stock pursuant to Section 6, dividends on shares of the Series H Preferred Stock shall cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series H Preferred Stock called for redemption. No interest shall be payable in respect of any dividend payment on shares of Series H Preferred Stock that may be in arrears.

(e) Dividends on shares of the Series H Preferred Stock shall not be cumulative. If for any reason the Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Series H Preferred Stock in respect of a Dividend Period, then no dividend shall be deemed to have accrued for such Dividend Period or be payable on the applicable Dividend Payment Date, and the Corporation shall have no obligation to pay any dividend for that Dividend Period, whether or not the Board of Directors or a duly authorized committee of the Board of Directors declares a dividend on the Series H Preferred Stock for any subsequent Dividend Period with respect to the Series H Preferred Stock or for any future dividend period with respect to any other series of preferred stock of the Corporation or common stock, par value $0.50 per share, of the Corporation (the “Common Stock”).

(f) So long as any share of the Series H Preferred Stock remains outstanding, unless full dividends on all outstanding shares of the Series H Preferred Stock in respect of the most recently completed Dividend Period have been declared and paid or a sum sufficient for the payment thereof set aside for such payment:

(i) no dividend shall be declared or paid or a sum sufficient for the payment thereof set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Securities (as defined below) (other than (1) a dividend payable solely in Junior Securities or (2) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

(ii) no shares of Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation (other than (1) as a result of a reclassification of Junior Securities for or into other Junior Securities, (2) the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities, (4) purchases, redemptions or other acquisitions of shares of the Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (5) purchases of shares of Junior Securities pursuant to a contractually binding requirement to buy Junior Securities existing prior to such most recently completed Dividend Period, including under a contractually binding stock repurchase plan, (6) the purchase of fractional interests in shares of Junior

Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (7) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Junior Securities in the ordinary course of business, (8) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (9) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Junior Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians); and

(iii) no shares of Parity Securities (as defined below) shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation (other than (1) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series H Preferred Stock and such Parity Securities, if any, (2) as a result of a reclassification of Parity Securities for or into other Parity Securities, (3) the exchange or conversion of Parity Securities for or into other Parity Securities or Junior Securities, (4) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Securities, (5) purchases of shares of Parity Securities pursuant to a contractually binding requirement to buy Parity Securities existing prior to such most recently completed Dividend Period, including under a contractually binding stock repurchase plan, (6) the purchase of fractional interests in shares of Parity Securities pursuant to the conversion or exchange provisions of such Parity Securities or the security being converted or exchanged, (7) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Parity Securities in the ordinary course of business, (8) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (9) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Parity Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians); provided that for the avoidance of doubt, references to Parity Securities in this clause (iii) refer to any class or series of capital stock that ranks on a parity with the shares of Series H Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

(g) No dividends shall be declared or paid or funds set apart for the payment of dividends on any preferred stock ranking equally with or junior to the Series H Preferred Stock as to dividends, if any, for any period unless dividends on the shares of Series H Preferred Stock have been contemporaneously declared and paid or a sum sufficient for the payment thereof set aside for such payment for the most recently completed Dividend Period. When dividends are not paid in full upon the shares of Series H Preferred Stock and any other series of preferred stock ranking equally with the Series H Preferred Stock as to dividends, if any, all dividends declared and paid upon the shares of the Series H Preferred Stock and any other series of preferred stock ranking equally with the Series H Preferred Stock as to dividends, if any, shall be declared on a proportional basis so that the amount of dividends declared per share shall bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series H Preferred Stock, and accrued dividends, including any accumulations, if any, on such Parity Securities, if any, bear to each other.

(h) Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on Junior Securities or Parity Securities, if any, from time to time out of any assets legally available for such payment, and the holders of the Series H Preferred Stock shall not be entitled to participate in those dividends.

(i) Dividends on the Series H Preferred Stock shall not be declared, paid or funds set apart for the payment thereof to the extent such act would cause the Corporation to fail to comply with any applicable laws and regulations, including applicable capital adequacy rules of any appropriate federal banking regulator or agency.

(j) The Series H Preferred Stock ranks on a parity with the Corporation’s Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E (“Series E Preferred Stock”), Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F (“Series F Preferred Stock”) and Perpetual 5.0% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series G (“Series G Preferred Stock”) in the payment of dividends.

3. Liquidation Preference.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Series H Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidating distribution of $25.00 per share, plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends, before any payment or distribution of assets to the holders of the Common Stock or any other class or series of Junior Securities. Holders of the Series H Preferred Stock shall not be entitled to any other amounts from the Corporation and shall have no right or claim to any of the remaining assets of the Corporation after such holders have received their full liquidating distribution as provided for in this Section 3.

(b) In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preference plus declared and unpaid dividends in full to all holders of the Series H Preferred Stock and the liquidation amounts owed to all holders of Parity Securities, if any, the amounts paid to the holders of the Series H Preferred Stock and the holders of Parity Securities, if any, shall be paid pro rata in accordance with the respective aggregate liquidating distributions owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series H Preferred Stock and the liquidation amounts owed to all holders of Parity Securities, if any, have been paid in full to all such holders, the holders of Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) For purposes of this Section 3, the merger or consolidation by the Corporation with or into any other entity, including a merger or consolidation in which the holders of the Series H Preferred Stock receive cash, securities or property for their shares, or the sale, lease, exchange or transfer of all or substantially all of the assets or business of the Corporation for cash, securities or other consideration, shall not constitute a liquidation, dissolution or winding up of the Corporation.

(d) The Series H Preferred Stock ranks on a parity with the Corporation’s Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

4. Preemption and Conversion. The holders of the Series H Preferred Stock shall not have any preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock. The holders of the Series H Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

5. Voting Rights.

(a) The holders of the Series H Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of the Common Stock, except as provided in this Section 5 or as otherwise specifically required by law.

(b) So long as any shares of Series H Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds in voting power of all outstanding shares of the Series H Preferred Stock and any Voting Parity Stock, voting together as a separate class of the Corporation’s capital stock, shall be required to authorize or increase the authorized amount of, or issue or create shares of, any class or series of Senior Securities, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of Senior Securities.

(c) So long as any shares of the Series H Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds in voting power of all outstanding shares of the Series H Preferred Stock, voting together as a separate class of the Corporation’s capital stock, shall be required to:

(i) amend, alter or repeal any provision of this Certificate of Amendment or the Certificate of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the Series H Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series H Preferred Stock or authorized Common Stock or authorized preferred stock or the creation and issuance, or an increase or decrease in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series H Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the powers, preferences, privileges or rights of the Series H Preferred Stock; or

(ii) consummate a binding share-exchange or reclassification involving the Series H Preferred Stock, or a merger or consolidation of the Corporation with or into another entity unless (i) the shares of the Series H Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Series H Preferred Stock or new preferred securities have terms that are not materially less favorable than the Series H Preferred Stock.

(d) If the Corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of the Series H Preferred Stock for six or more quarterly Dividend Periods, whether or not consecutive, the number of directors on the Board of Directors shall be increased by two at the Corporation’s first annual meeting of the stockholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Series H Preferred Stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of Series H Preferred Stock shall have the right, voting separately as a class together with holders of any other equally ranked series of preferred stock that have similar voting rights, if any (such stock, “Voting Parity Stock”), to elect such two additional members of the Board of Directors (such additional directors, the “Preferred Directors”) to hold office for a term of one year; provided that the Board of Directors shall at no time include more than two Preferred Directors. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the Preferred Directors shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of the Series H Preferred Stock shall cease, subject to increase in the number of directors as described in this clause (d) and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly Dividend Periods, whether or not consecutive, as described in this clause (d).

(e) Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of the Series H Preferred Stock voting together as a class with the holders of Voting Parity Stock, to the extent the voting rights of such holders described in clause (d) above are then exercisable. Any vacancy created by removal with or without cause may be filled only as described in the preceding sentence. If the office of any Preferred Director becomes vacant for any reason other than removal, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. In addition, if and when the rights of holders of Series H Preferred Stock terminate for any reason, including under circumstances described in Section 6, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends as provided for in Section 6), and the terms of any Preferred Directors shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of Voting Parity Stock have similarly terminated.

(f) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series H Preferred Stock shall be entitled to one vote.

(g) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series H Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series H Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Series H Preferred Stock shall not be subject to any mandatory redemption, sinking fund or other similar provisions. The holders of the Series H Preferred Stock shall not have the right to require the redemption or repurchase of the Series H Preferred Stock.

(b) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of assets lawfully available therefor the Series H Preferred Stock, in whole or in part, from time to time, on or after April 1, 2027 at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends for prior Dividend Periods and any accrued but unpaid (whether or not declared) dividends for the then-current Dividend Period to, but excluding, the redemption date.

(c) At any time within 90 days after a Regulatory Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series H Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets lawfully available therefor, the Series H Preferred Stock in whole, but not in part, at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends for prior Dividend Periods and any accrued but unpaid (whether or not declared) dividends for the then-current Dividend Period to but excluding the redemption date.

“Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series H Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series H Preferred Stock; or

(iii) final official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is made, adopted, approved or becomes effective after the initial issuance of any share of the Series H Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the aggregate liquidation preference of the shares of Series H Preferred Stock then outstanding as “additional Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of the Series H Preferred Stock is outstanding.

(d) If shares of the Series H Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series H Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series H Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”), the Corporation may give such notice in any manner permitted by DTC). Any notice so mailed as provided in this Section 6(d) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series H Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series H Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series H Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares of the Series H Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates, if any, evidencing shares of Series H Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date.

(e) On and after the redemption date, dividends shall cease to accrue on shares of the Series H Preferred Stock, and such shares of Series H Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares shall terminate, including rights described under Section 5, except the right to receive the redemption price plus any declared and unpaid dividends for prior Dividend Periods and any accrued but unpaid (whether or not declared) dividends for the Dividend Period to, but excluding, the redemption date.

(f) In the case of any redemption of only part of the shares of the Series H Preferred Stock at the time outstanding, the shares of the Series H Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series H Preferred Stock in proportion to the number of Series H Preferred Stock held by such holders, by lot or in such other manner as the Corporation may determine to be equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series H Preferred Stock shall be redeemed from time to time.

(g) Any redemption of the Series H Preferred Stock is subject to the Corporation’s receipt of any required prior approval by the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the Series H Preferred Stock.

(h) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the “Depositary Company”), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except for the right of the holders thereof to receive the amount payable on such redemption from such trust or the Depositary Company, as applicable, at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(i) Shares of the Series H Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of New York) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase (but not in excess of the total number of authorized shares of preferred stock) or decrease (but not below the number of shares of Series H Preferred Stock then outstanding) the number of shares that constitute the Series H Preferred Stock by further resolution adopted by the Board of Directors or a duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of New York stating that such increase or decrease, as the case may be, has been so authorized and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. The shares of Series H Preferred Stock shall rank:

(a) senior, either as to dividends or upon liquidation, dissolution or winding up of the Corporation, or both, to the Common Stock and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks junior to the Series H Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be (as used herein, the term “Junior Securities” refers to the Common Stock and any other class or series of capital stock over which the Series H Preferred Stock has preference or priority, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require);

(b) on a parity, either as to dividends or upon liquidation, dissolution or winding up of the Corporation, or both, with any class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks either junior or senior to the Series H Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be (as used herein, the term “Parity Securities” refers to any class or series of capital stock that ranks on a parity with the shares of Series H Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

(c) junior, either as to dividends or upon liquidation, dissolution or winding up of the Corporation, or both, as to any class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks senior to the Series H Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be (as used herein, the term “Senior Securities” refers to any class or series of capital stock that ranks senior to the Series H Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require).

9. Certificates. The Corporation may at its option issue shares of Series H Preferred Stock without certificates.

10. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series H Preferred Stock may deem and treat the record holder of any share of Series H Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

11. Notices. All notices or communications in respect of the Series H Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the Certificate of Incorporation or bylaws of the Corporation or by applicable law. Notwithstanding the foregoing, if shares of Series H Preferred Stock are issued in book-entry form through DTC, such notices may be given to the beneficial owners of the Series H Preferred Stock in any manner permitted by DTC.

12. Other Rights. The shares of Series H Preferred Stock shall not have any powers, preferences, privileges or rights other than as expressly set forth herein or in the Certificate of Incorporation or as provided by applicable law.

8. A series of preferred stock of the Corporation be and hereby is created, and the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price, the voting rights, and any other relative rights, preferences and limitations pertaining to such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series is “Perpetual 3.500% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series I” (“Series I”). Each share of Series I shall be identical in all respects to every other share of Series I.

Section 2. Number of Shares. The number of shares of Series I shall be 50,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series I then outstanding) by the Board of Directors. Shares of Series I that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series

Section 3. Definitions. As used herein with respect to Series I:

(a) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(b) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York are not authorized or obligated by law, regulation or executive order to close.

(c) “Common Stock” means the common stock of the Corporation.

(d) “Dividend Junior Stock” means the Common Stock or any class or series of stock of the Corporation that ranks junior to the Series I in the payment of current dividends.

(e) “Dividend Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series I as to payment of current dividends.

(f) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to Series I as to rights on liquidation, dissolution or winding up of the Corporation.

(g) “Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series I in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(h) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series I; (ii) any proposed change (including any such change with a prospective effect) in those laws, rules or regulations that is announced after the initial issuance of any share of Series I (including any announced change with a prospective effect); or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of any share of Series I, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series I then outstanding as “additional tier 1 capital” (or its equivalent or successor) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System, or any successor rule or regulation of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, while any share of Series I is outstanding.

(i) “Stated Amount” means $10,000 per share of Series I.

Section 4. Dividends.

(a) Rate. Holders of Series I shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the stated amount of $10,000 per share of Series I.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on Series I semi-annually, in arrears, on March 1 and September 1 of each year, beginning on March 1, 2022; provided, however, that if any such date is not a Business Day, then such date shall nevertheless be a Dividend Payment Date but dividends on Series I, when, as and if declared, shall be paid on the next succeeding Business Day (without adjustment in the amount of dividends per share of Series I) (each date so determined in accordance with this paragraph, a “Dividend Payment Date”).

Dividends on each share of Series I shall accrue from the original issue date at a rate equal to (i) 3.500% per annum for each Dividend Period (as defined below) during the period from the original issue date of the Preferred Stock to, but excluding, September 1, 2026 (the “Initial Fixed Rate Period”), and (ii) the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date (as defined below), plus 2.679% per annum, for each Dividend Period during the period from September 1, 2026 (the “First Reset Date”) through the redemption date of the Preferred Stock, if any (the “Dividend Reset Period”). The amount of dividends payable shall be calculated on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one half cent being rounded upward.

The dividend rate for each Reset Dividend Determination Date during the Dividend Reset Period will be determined by the Calculation Agent (as defined below). A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date. Reset Dates, including the First Reset Date, will not be adjusted for Business Days. A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of such Reset Period. A “Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

The “Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the average yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or if fewer than five business days appear, such number of business days appearing) in the most recent H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of such Reset Dividend Determination Date, or (ii) if there are no such published yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average yields on actively traded U.S. Treasury securities adjusted to constant maturity for two series of actively traded U.S. Treasury securities, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) in the most recent H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of such Reset Dividend Determination Date. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date or, if this sentence is applicable with respect to the first Reset Dividend Determination Date, 0.821%. “H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System or any successor. “Calculation Agent” shall mean such bank or other entity as may be appointed by the Corporation to act as calculation agent for Series I during the Dividend Reset Period. The Corporation may appoint itself or an affiliate to act as calculation agent. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period beginning on or after September 1, 2026 will be on file at the Corporation’s principal offices, will be made available to the holder of Series I upon request and will be final and binding in the absence of manifest error.

Each such dividend shall be paid to the holders of record of the shares of Series I as they appear on the stock register of the Corporation on the 15th calendar day preceding the applicable Dividend Payment Date or on such other record date, not more than 60 nor less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors (each, a “Dividend Record Date”). The period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date is referred to herein as a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including the original issue date of the Series I to but excluding the next Dividend Payment Date. Each Dividend Payment Date “relates” to the Dividend Period most recently ending before such Dividend Payment Date, and vice versa (with the words “related” and “relating” having correlative meanings).

(b) Dividends Noncumulative. Dividends on shares of Series I shall be not be cumulative. To the extent that any dividends payable on the shares of Series I on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series I shall have no right to receive after the Dividend Payment Date for such Dividend Period, dividends accrued for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series I. Notwithstanding any other provision hereof, dividends on Series I shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy rules.

(c) Priority of Dividends. During any Dividend Period, so long as any share of Series I remains outstanding, (i) no dividend shall be paid or declared or set apart for any payment on and no distribution shall be made on any Dividend Junior Stock (other than a dividend payable solely in stock that ranks junior to the Series I in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation) and (ii) no shares of Dividend Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (A) as a result of (x) a reclassification of Dividend Junior Stock for or into stock that ranks junior to the Series I in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or (y) the exchange or conversion of one share of Dividend Junior Stock for or into another share of stock that ranks junior to the Series I in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or (B) through the use of the proceeds of a substantially contemporaneous sale of other shares of stock that ranks junior to the Series I in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation), unless dividends on all outstanding shares of Series I for the most recently completed Dividend Period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment).

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) in full upon the shares of Series I and any Dividend Parity Stock, all dividends declared upon shares of Series I and all Dividend Parity Stock shall be paid ratably to the holders of Series I and any Dividend Parity Stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period and, in the case of Dividend Parity Stock that bears cumulative dividends, accrued and unpaid dividends relating to past dividend periods. To the extent a dividend period with respect to any Dividend Parity Stock coincides with more than one Dividend Period with respect to the Series I, for purposes of the immediately preceding sentence, the Board of Directors or a duly authorized committee thereof may treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one Dividend Period with respect to the Series I, or in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series I. To the extent a Dividend Period with respect to the Series I coincides with more than one dividend period with respect to any Dividend Parity Stock, for purposes of the first sentence of this paragraph, the Board of Directors or a duly authorized committee thereof may treat such Dividend Period as two or more consecutive Dividend Periods, none of which coincides with more than one dividend period with respect to such Dividend Parity Stock, or in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series I and such Dividend Parity Stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee thereof may be declared and paid on any Dividend Junior Stock from time to time out of any funds legally available therefor, and the shares of Series I shall not be entitled to participate in any such dividend.

The Corporation shall not issue any Dividend Parity Stock that is not Parity Stock.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series I shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without any amount in respect of dividends that have not been declared prior to such payment date) (the “Liquidation Preference”).

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series I and all holder of any Parity Stock, the amounts paid to the holders of Series I and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series I and all such Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series I shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series I and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or entity, including a merger or consolidation in which the holders of Series I receive cash, securities or property for their shares, or the sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of the assets of the Corporation, shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series I shall not be redeemable by the Corporation prior to September 1, 2026, except upon the occurrence of a Regulatory Capital Treatment Event as described below. The Corporation, at the option of the Board of Directors or a duly authorized committee thereof, subject to the approval of the Appropriate Federal Banking Agency and to the satisfaction of any conditions precedent to redemption set forth in the capital adequacy rules or regulations of the Appropriate Federal Banking Agency, may redeem in whole or from time to time in part the shares of Series I at the time outstanding, on any Dividend Payment Date on or after September 1, 2026 upon notice given as provided in Subsection (c) below, at the Redemption Price in effect at the redemption date as provided in this Section 6. The “Redemption Price” for shares of Series I shall be the Stated Amount per share, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to such date).

Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, at any time, all (but not less than all) of the shares of Series I at the time outstanding, upon notice given as provided Subsection (c) below, at the Redemption Price applicable on such date of redemption.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series I will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series I will have no right to require redemption or repurchase of any shares of Series I.

(c) Notice of Redemption. Notice of every redemption of shares of Series I shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series I designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series I. Notwithstanding the foregoing, if the Series I or any depositary shares representing interests in the Series I are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series I at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series I to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares of Series I to be redeemed will cease to accrue on the redemption date.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series I at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series I shall be redeemed from time to time.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company selected by the Board of Directors or a duly authorized committee thereof, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series I shall not have any voting rights and will not be entitled to elect any directors, except as set forth below or as otherwise from to time required by law. Each holder of Series I will have one vote per share (except as set forth in Section 7(b) below) on any matter in which holders of such shares are entitled to vote, including when acting by written consent. The voting rights provided in this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series I have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 6(e).

(b) Right to Elect Two Directors Upon Dividend Defaults. If and whenever dividends payable on Series I shall be in arrears in an aggregate amount equal to at least three semiannual Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall be automatically increased by two and the holders of Series I, together with the holders of any other class or series of outstanding preferred stock upon which like voting rights as described in this Subsection have been conferred and are exercisable with respect to such matter (i.e., on which dividends likewise have not been paid) (any such class or series being herein referred to as “Voting Parity Stock”), voting together as a single class in proportion to their respective stated amounts, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “Preferred Stock Directors”); provided that it shall be a qualification for election for any such preferred stock director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors.

In the event that the holders of Series I and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Stated Amount of the Series I and each other series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective stated amounts (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series I or Voting Parity Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by applicable law. If the Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series I may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series I and Voting Parity Stock, when they have the voting rights described above (voting together as a single class). The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a plurality of the outstanding shares of Series I and such Voting Parity Stock, voting as a single class in proportion to their respective stated amounts. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

When dividends have been paid in full on the Series I for at least two semi-annual consecutive Dividend Periods, then the right of the holders of Series I to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event); and, if and when any rights of holders of Series I and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

(c) Other Voting Rights. So long as any shares of Series I are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation the vote or consent of the holders of at least 66 2/3% of the shares of Series I at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Amendment of Certificate of Incorporation. Any amendment, alteration or repeal of any provision of the certificate of incorporation or by-laws of the Corporation that would alter or change the voting powers, preferences or special rights of the Series I so as to affect them adversely; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of (x) any class or series of stock that does not rank senior to the Series I in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or (y) any securities (other than capital stock of the Corporation) convertible into any class or series of stock that does not rank senior to the Series I in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series I;

(ii) Authorization of Senior Stock. Any amendment or alteration of the certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series I in the payment of dividends or in the distribution of assets on any liquidation dissolution or winding up of the Corporation; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of a binding share exchange or reclassification involving the Series I, or of a merger or consolidation of the Corporation with another corporation or other entity, or any merger or consolidation of the Corporation with or into any entity other than a corporation, unless in each case (x) the shares of Series I remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting corporation are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as would not require a vote of the holders of the Series I pursuant to clause (i) or (ii) above if such change were effected by an amendment of the certificate of incorporation.

For the avoidance of doubt, an increase in the authorized number of preferred shares that the Corporation may issue pursuant to the amendment to the certificate of incorporation approved by the Corporation’s common shareholders on May 25, 2021 shall not be subject to the vote or consent of the holders of the Series I.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series I and one or more but not all other series of preferred stock in substantially the same manner, then only the Series I and such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class in proportion to their respective stated amounts (in lieu of all other series of preferred stock).

(d) Changes for Clarification. Without the consent of the holders of Series I, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, the Series I, the Corporation may amend, alter, supplement or repeal any terms of the Series I:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this amendment that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series I that is not inconsistent with the provisions of this amendment.

(e) Changes after Provision for Redemption. No vote or Consent of the holders of Series I shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series I shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6(e) above.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series I may deem and treat the record holder of any share of Series I as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series I shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the certificate of incorporation or bylaws or by applicable law.

Section 10. Other Rights. The shares of Series I shall not have any voting powers, preferences or relative, participating, optional, preemptive or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the certificate of incorporation of the Corporation. The holders of Series I shall not have any rights to convert such Series I into, or exchange such Series I for, shares of any other class of capital stock of the Corporation.

Section 11. Certificates. The Corporation may at its option issue shares of Series I without certificates.

FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is Attention: General Counsel, One M&T Plaza, 8th Floor, 345 Main Street, Buffalo, New York 14203-2399.

SIXTH: No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

SEVENTH: As to any act or omission occurring after the adoption of this provision, a director of the Corporation shall, to the maximum extent permitted by the laws of the State of New York, have no personal liability to the Corporation or any of its stockholders for damages for any breach of duty as a director, provided that this Article SEVENTH shall not eliminate or reduce the liability of a director in any case where such elimination or reduction is not permitted by law.

(5) This restatement of the certificate of incorporation of the Corporation, as heretofore amended, was authorized, pursuant to Sections 502, 803 and 807 of the Business Corporation Law, by the vote of the Board of Directors of the Corporation or a duly authorized committee thereof.

IN WITNESS WHEREOF, the undersigned have executed, signed and verified this certificate this 15th day of November, 2022.

M&T BANK CORPORATION

By:	/s/ Richard S. Gold
Name: Richard S. Gold
Title: President and Chief Operating Officer

By:	/s/ Marie King
Name: Marie King
Title: Senior Vice President and Corporate Secretary

[Signature Page to Restated Certificate of Incorporation]

STATE OF NEW YORK )

) SS.:

COUNTY OF ERIE )

Richard S. Gold, being first duly sworn, deposes and says that he is the President and Chief Operating Officer of M&T Bank Corporation, that he has read the foregoing certificate and knows the contents thereof and that the statements therein contained are true.

By:	/s/ Richard S. Gold
Name: Richard S. Gold
Title: President and Chief Operating Officer

Sworn to before me

this 15th day of November, 2022.

/s/ Margaret M. Rittling
Notary Public

STATE OF NEW YORK )

) SS.:

COUNTY OF ERIE )

Marie King, being first duly sworn, deposes and says that she is the Senior Vice President and Corporate Secretary of M&T Bank Corporation, that she has read the foregoing certificate and knows the contents thereof and that the statements therein contained are true.

By:	/s/ Marie King
Name: Marie King
Title: Senior Vice President and Corporate Secretary

Sworn to before me

this 15th day of November, 2022.

/s/ Margaret M. Rittling
Notary Public